UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, the Registrant's operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2012, Aethlon Medical, Inc. (the “Registrant”) entered into a unit subscription agreement (the "Subscription Agreement") with seven accredited investors (the “Purchasers”) pursuant to which the Purchasers purchased an aggregate of $271,000 (the "Subscription Amount") of restricted Common Stock from the Registrant at a price of $0.08 per share. The Common Stock purchase price under the Subscription Agreement was determined to be 80% of the average closing price of the Registrant’s Common Stock for the five-day period immediately preceding the date of the Subscription Agreement, resulting in the issuance of 3,387,500 shares of Common Stock. The structure of this financing is consistent with the structure of the financings that were previously reported by the Registrant on Current Reports on Form 8-K filed on April 6, 2012 and June 27, 2012.

Each Purchaser also received one Common Stock Purchase Warrant (each, a “Warrant” and collectively, the “Warrants”) for each two shares of Common Stock purchased under the Subscription Agreement. The Warrant exercise price was calculated to be $0.12 per share based upon 120% of the average of the closing prices of the Registrant’s Common Stock for the five-day period immediately preceding the parties entering into the Subscription Agreement.

The Warrants are exercisable for a period of seven years from the date of issuance at an exercise price of $0.12, subject to adjustments for stock splits, stock dividends, recapitalizations and the like. The Purchasers may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event that a Purchaser exercises the Warrant on a cashless basis, we will not receive any proceeds. There are no registration rights with respect to the Warrants or the Common Stock underlying the Warrants.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Subscription Agreement and the Warrants does not purport to be complete and is qualified in its entirety by the form of Common Stock Purchase Warrant attached hereto as Exhibit 4.1 and the form of Subscription Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: September 6, 2012	Chief Executive Officer

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